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                                                                   EXHIBIT 10.29

                        HOUSTON INDUSTRIES INCORPORATED
                             DIRECTOR BENEFITS PLAN


     Houston Industries Incorporated, a Texas corporation (the "Company"), hereby establishes the Director Benefits Plan (the "Plan"), effective January 1, 1992.

                           I. PURPOSE AND DEFINITIONS

     1.01 Purpose. The purpose of the Plan is to provide retainer continuation benefits for non-employee directors of the Company.

     1.02 Definitions.

          (a) "Company" means Houston Industries Incorporated, a Texas corporation, or any successor thereto.

          (b) "Director" means a non-employee member of the Board of Directors of the Company.

          (c) "Plan" means the Houston Industries Incorporated Director Benefits Plan set forth herein, as established effective January 1, 1992, and as the same may hereafter be amended from time to time.

                               II. ADMINISTRATION

     2.01 Appointment of Committee. This plan shall be administered by the Compensation and Benefits Committee appointed by the Board of Directors of the Company (the "Committee").

     2.02 Powers and Duties of Committee. The Committee shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out such responsibilities, including, but not limited to, the following powers and duties:


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          (a)  To determine the eligibility of each Director for participation in the Plan;

          (b) To determine the level of benefits to be provided each Director under the Plan; and

          (c) To establish uniform and nondiscriminatory rules of interpretation and administration of the Plan which may be modified from time to time.

          The Committee shall publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state law. The Committee shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan.

     2.03 Payment of Expenses. Each member of the Committee shall serve without compensation for his services, but all expenses incurred in administration of the Plan shall be paid by the Company.

     2.04 Indemnities. The Company shall indemnify each member of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except when the same is determined to be due to the gross negligence or willful misconduct of such person.

                         III. PARTICIPATION IN THE PLAN

     All Directors serving in such capacity on or after January 1, 1992 shall be eligible to participate in the Plan.

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                                  IV. BENEFITS

     4.01 Retainer Continuation Benefits. Each Director who has served in the capacity of a Director for at least one full year shall receive an annual benefit in cash equal to the amount of the annual retainer fee payable to a Director for the year in which the Director terminates service as Director, payable for a period certain equal to the number of full years of service in his capacity of a Director. A "full year" of service shall mean the completion of service in the capacity of a Director from one annual meeting of shareholders to the next following annual meeting of shareholders. Such annual amount shall commence to be paid the January next following the later of (a) the Director's termination of service as a Director for any reason or (b) the Director's attainment of age sixty-five (65).

     4.02 Death of a Director. Upon the death of a Director before receipt of all payments payable under the Plan, the Director's beneficiary or beneficiaries, designated under rules and procedures established by the Committee, or in the absence of such beneficiary, the Director's surviving spouse, or if there is no surviving spouse, the personal representative of such Director's estate, shall be entitled to receive the cash payment or payments to which the Director was entitled. In the event of the subsequent death of the beneficiary (as determined in the preceding sentence), any payments remaining under the Plan shall be paid to the personal representative of the beneficiary's estate. Any payments made to an estate shall be paid in an actuarially equivalent lump-sum, employing reasonable actuarial assumptions as determined in the sole discretion of the Committee.

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     4.03 Withholding of Taxes. The Company shall deduct from the amount of any benefits payable under this Plan any taxes required to be withheld by the federal, state or local government.

                             V. RIGHTS OF DIRECTORS

     5.01 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

     5.02 Prerequisites to Benefits. No Director, or any person claiming through a Director, shall have any right or interest in the Plan or any benefits hereunder, unless and until all terms, conditions and provisions of the Plan which affect such Director or such other person shall have been complied with as specified herein.

                               VI. MISCELLANEOUS

     6.01 Amendment or Termination of the Plan. The Board of Directors of the Company may amend or terminate this Plan in whole or in part at any time. Any such amendment or termination shall not, however, adversely affect the rights of any Director to any accrued benefits under this Plan.

     6.02 Applicable Laws. This Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

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     6.03 Nature of Company's Obligation. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither the Director nor the Director's beneficiary shall have any interest in any assets of the Company by virtue of this Plan. All obligations of the Company under this Plan are purely contractual and shall not be funded or secured in any way.

                                        HOUSTON INDUSTRIES INCORPORATED



ATTESTED TO BY THE ASSISTANT CORPORATE
SECRETARY AS ADOPTED BY THE BOARD OF
DIRECTORS OF HOUSTON INDUSTRIES
INCORPORATED ON NOVEMBER 6, 1991

/s/ CHRISTIAN SCHLEY
----------------------------------
Christian Schley,
Assistant Corporate Secretary

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                         HOUSTON INDUSTRIES INCORPORATED
                             DIRECTOR BENEFITS PLAN

                           (Effective January 1, 1992)


                                 First Amendment


               Houston Industries Incorporated, a Texas corporation (the "Company"), having adopted the Houston Industries Incorporated Director Benefits Plan, effective January 1, 1992 (the "Plan"), and having reserved the right under Section 6.01 thereof to amend the Plan, does hereby amend the Plan, effective as of August 6, 1997, to read as follows:

               1. Section 4.01 of the Plan is hereby amended by adding the following sentence to the end thereof:

        "Full years of service completed while a director of NorAm Energy Corp., any predecessor thereto, or any division or subsidiary of NorAm Energy Corp., or while a director of any 'advisory board' of NorAm Energy Corp. or its subsidiaries or divisions, will be included in the calculation of full years of service under the Plan."

               2. New Section 4.04 is added to the Plan at the end of Article IV to read as follows:

               "4.04 Benefit Offset. Notwithstanding any provision hereto to the contrary, the annual benefit amount payable to a Director calculated under Section 4.01 hereof shall be reduced by the amount of any annual benefit that the Director receives under the NorAm Energy Corp. Directors' Retirement Plan."



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               IN WITNESS WHEREOF, Houston Industries Incorporated has caused this Amendment to be executed by its duly authorized officers this 26th day of February, 1998, but effective as of August 6, 1997.


                                        HOUSTON INDUSTRIES INCORPORATED



                                        By /s/ LEE W. HOGAN
                                          --------------------------------------
                                             Name: Lee W. Hogan
                                             Title: Executive Vice President

ATTEST:

/s/ [Signature Illegible]
-----------------------------------



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